UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 18, 2006 (January 17, 2006)

CYTOKINETICS, INCORPORATED
(Exact name of registrant as specified in its charter)

DELAWARE	000-50633	94-3291317
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
280 East Grand Avenue
South San Francisco, California 94080
(Address of principal executive offices, including zip code)
650-624-3000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.59
EXHIBIT 10.60
EXHIBIT 99.1

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On January 18, 2006, we entered into a Stock Purchase Agreement with certain institutional investors relating to the offering and sale of up to 5,000,000 shares of our common stock at a price of $6.60 per share. The offering is expected to close on or about January 23, 2006, with gross offering proceeds to us of $33,000,000 and net offering proceeds of approximately $31,900,000. The offering is made pursuant to our shelf registration statement on Form S-3 (File No. 333-125786). Pursuant to Rule 424(b) under the Securities Act of 1933, we will file a prospectus and prospectus supplement related to this offering with the Securities and Exchange Commission.
On January 17, 2006, we entered into a letter agreement with Pacific Growth Equities LLC, or Pacific Growth, a registered broker-dealer. Pursuant to this letter agreement, we have agreed to pay Pacific Growth an advisory fee of $1,000,000 from the gross offering proceeds received by us in relation to the Stock Purchase Agreement.
On January 18, 2006, we issued a press release announcing the offering. A copy of this press release is attached hereto as Exhibit 99.1.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits.
The following Exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.59	Stock Purchase Agreement dated January 18, 2006

10.60	Letter Agreement dated January 17, 2006

99.1	Stock Purchase Agreement Press Release, dated January 18, 2006

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INCORPORATED

By:	/s/ James H. Sabry

James H. Sabry
President and Chief Executive Officer
Date: January 18, 2006

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EXHIBIT INDEX

Exhibit No.	Description

10.59	Stock Purchase Agreement dated January 18, 2006

10.60	Letter Agreement dated January 17, 2006

99.1	Press release dated January 18, 2006, announcing Stock Purchase Agreement.